As filed with the Securities and Exchange Commission on October 11, 2017

Registration No. 333-218277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EARTHSTONE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank A. Lodzinski

President and Chief Executive Officer

1800 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Reid A. Godbolt

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

(303) 573-1600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with divided or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company..  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Class A common stock, $0.001 par value per share(1)	36,070,828 (2)	$12.32	$444,392,601	$51,506

(1)

Represents shares of Class A Common Stock, $0.001 par value per share which may be issued to the selling stockholders upon the exchange and conversion of units in Earthstone Energy Holdings, LLC, and the Registrant’s Class B Common Stock, $0.001 par value per share, held by them, directly or indirectly.

(2)

Pursuant to Rule 461(b) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock offered hereby also include an indeterminate number of additional shares of Class A Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events.

(3)

Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on May 25, 2017, in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Earthstone Energy, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (No. 333-218277) (the “Registration Statement”) to file updated Exhibits 23.1, 23.2 and 23.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the Exhibit Index and Exhibits 23.1, 23.2 and 23.3. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

Exhibit No.	Description	Form	SEC File No.	Exhibit	Filing Date
1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated February 26, 2010.	8-K	001-35049	3(i)	March 3, 2010
3.1(a)	Certificate of Amendment to the Certificate of Incorporation of Earthstone Energy, Inc. dated December 20, 2010.	8-K	001-35049	3(i)	January 4, 2011
3.1(b)	Certificate of Amendment of Certificate of Incorporation of Earthstone Energy, Inc. dated December 19, 2014.	8-K	001-35049	3.1	December 29, 2014
3.1(c)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated October 22, 2015.	8-K	001-35049	3.1	October 26, 2015
3.1(d)	Third Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated May 9, 2017.	8-A	001-35049	3.1	May 9, 2017
3.2	Amended and Restated Bylaws of Earthstone Energy, Inc. dated February 26, 2010.	8-K	001-35049	3(ii)	March 10, 2010
3.2(a)	First Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated November 22, 2011.	8-K	001-35049	3(ii)c	November 23, 2011
3.2(b)	Second Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated October 22, 2015.	8-K	001-35049	3.2	October 26, 2015
4.1	Specimen Stock Certificate of Class A Common Stock	8-K	001-35049	4.1	May 15, 2017
5	Opinion of Jones & Keller, P.C.***
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.**
23.2	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum engineers.**
23.3	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm.**
23.4	Consent of Jones & Keller, P.C. ***

*	To be filed by amendment or by a Current Report on Form 8-K.
**	Filed herewith.

***Filed with the original filing of this Registration Statement on May 26, 2017 as Exhibit 5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on October 11, 2017.

EARTHSTONE ENERGY, INC.

By	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank A. Lodzinski	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)	October 11, 2017
Frank A. Lodzinski

/s/ Tony Oviedo	Executive Vice President, Accounting and Administration (Principal Accounting Officer)	October 11, 2017
Tony Oviedo

/s/ Jay F. Joliat	Director	October 11, 2017
Jay F. Joliat

/s/ Phil D. Kramer	Director	October 11, 2017
Phil D. Kramer

/s/ Ray Singleton	Director	October 11, 2017
Ray Singleton

/s/ Douglas E. Swanson, Jr.	Director	October 11, 2017
Douglas E. Swanson, Jr.

/s/ Brad A. Thielemann	Director	October 11, 2017
Brad A. Thielemann

/s/ Zachary G. Urban	Director	October 11, 2017
Zachary G. Urban

/s/ Robert L. Zorich	Director	October 11, 2017
Robert L. Zorich

/s/ Wynne M. Snoots, Jr.	Director	October 11, 2017
Wynne M. Snoots, Jr.